FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

  Applebee's International Reports First Quarter 2006 Diluted Net Earnings Per
    Share of $0.36 Including Impairment Charge and Stock-Based Compensation

OVERLAND PARK, KAN., April 26, 2006 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $27.2 million, or $0.36 per diluted share, for the first quarter ended March 26, 2006 as compared to $0.38 per diluted share for the first quarter of 2005. Excluding impairment and other restaurant closure costs of $1.6 million ($1.0 million after-tax or approximately $0.01 per share) and stock-based compensation of $6.2 million ($4.0 million after-tax or approximately $0.05 per share), net earnings were $32.2 million, or $0.43 per diluted share, for the first quarter of 2006. A reconciliation of non-GAAP measurements to GAAP results is attached to this release.

System-wide  domestic  comparable  sales for the first quarter of 2006 increased
2.6 percent, the 31st consecutive quarter of comparable sales growth. Company and domestic franchise restaurant comparable sales increased 1.2 percent and 3.1 percent, respectively, for the quarter.

The company also reported comparable sales for the March fiscal period, comprised of the five weeks ended March 26, 2006. System-wide domestic comparable sales increased 1.4 percent for the March period. Comparable sales for domestic franchise restaurants increased 1.7 percent, and comparable sales for company restaurants increased 0.2 percent, reflecting a decrease in guest traffic of approximately 4.5 percent, combined with a higher average check. March comparable sales were positively impacted by approximately 1.0 percent due to the shift of Easter from the March fiscal period last year to the April fiscal period this year.

In addition, the company reported comparable sales for the April fiscal period, comprised of the four weeks ended April 23, 2006, which were negatively impacted by approximately 1.0 percent due to the timing of Easter. System-wide domestic comparable sales decreased 0.1 percent for the April period, while comparable sales for domestic franchise restaurants increased 0.4 percent. Comparable sales for company restaurants decreased 1.7 percent, reflecting a decrease in guest traffic of approximately 6.5 percent, combined with a higher average check.

                                    - more -

April 26, 2006
Page 2


System-wide domestic comparable sales for the year-to-date period through April have increased 2.0 percent, with domestic franchise restaurant comparable sales up 2.5 percent and company comparable restaurant sales up 0.5 percent.

Lloyd Hill, chairman and chief executive officer, said, "Our first-quarter results, while not consistent with our long-term goals, were generally in line with our expectations. We did not expect to see significant improvement in our results early in the year because the majority of our key initiatives for 2006 are just now rolling out. We are optimistic that our future results will benefit from the implementation of these initiatives and remain committed to our long-term strategies, including our emphasis on disciplined growth and enhancing shareholder value."

Dave Goebel, president and chief operating officer, added, "Two of our most important initiatives for the year are more rapid innovation of our food and evolution of our advertising message. I am delighted with the new menu items that we introduced nationwide this week with the start of our Steakhouse Inspirations promotion and our spring menu. While we promise never to sacrifice quality for speed-to-market, our expanded culinary team is working overtime to bring our guests more relevant, exciting food. I believe the work we are doing now on menu, advertising and brand differentiation is laying the foundation to drive long-term results, even if the challenging consumer environment continues."

Other results for the first quarter ended March 26, 2006 included:

     o Total system-wide sales for the quarter increased by 9.9 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

     o Applebee's ended the quarter with 1,829 restaurants open system-wide (497 company and 1,332 franchise restaurants). During the first quarter of 2006, there were 29 new Applebee's restaurants opened system-wide, including 9 company and 20 franchised restaurants.

     o The company repurchased 218,200 shares of common stock in the first quarter at an average price of $23.70 for an aggregate cost of $5.2 million. As of March 26, 2006, $123.8 million remains available under the company's current stock repurchase authorization.

     o As of March 26, 2006, the company had total debt outstanding of $207.8 million, with $31.2 million available under its revolving credit facility.

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


April 26, 2006
Page 3


BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for the remainder of fiscal year 2006:

     o Over 120 new restaurants are expected to open in 2006, including approximately 40 company restaurants and at least 80 franchise restaurants. Approximately 20 company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 40 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

     o System-wide comparable sales are expected to increase by 2 to 3 percent for the full year, with results expected to be lower during the first part of the year and accelerate throughout the year.

     o Overall restaurant margins before pre-opening expense for the full year of 2006 are expected to be similar to fiscal year 2005 results and will be dependent on comparable sales performance at company restaurants. Higher energy costs, including utilities, fuel surcharges and packaging costs, are expected to continue to have a negative impact on margins.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-to-mid 10 percent range, including the impact of stock-based compensation.

     o The effective income tax rate is now expected to be approximately 35.0 percent for the remainder of the year, resulting in a full year rate of between 34.5 and 35.0 percent. This rate is lower than previously expected due to higher hourly employment tax credits.

     o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $140 and $150 million in 2006, including costs relating to the construction of a new corporate headquarters. In addition, the company completed the acquisition of four franchise restaurants in the Houston area in late January for approximately $8.2 million in consideration.

     o The incremental impact of stock-based compensation expense resulting from the implementation of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," is estimated to be approximately $0.17 per diluted share for the year, with a slightly higher proportion recognized in the first quarter.

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


April 26, 2006
Page 4

     o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2006 excluding impairment charges are expected to be in the range of $1.26 to $1.30, including the impact of stock-based compensation expense.

A conference call to review the first quarter 2006 results and the current business outlook will be held on Thursday morning, April 27, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of April 23, 2006, there were 1,839 Applebee's restaurants operating system-wide in 49 states and 16 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2006 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's Form 10-K for the fiscal year ended December 25, 2005. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                                           13 Weeks Ended
                                                                  -------------------------------
                                                                    March 26,          March 27,
                                                                      2006               2005
                                                                  -------------     -------------
Operating revenues:
     Company restaurant sales................................       $ 307,899         $ 270,458
     Franchise royalties and fees............................          35,935            33,008
     Other franchise income..................................             445             1,065
                                                                  -------------     -------------
        Total operating revenues.............................         344,279           304,531
                                                                  -------------     -------------
Cost of company restaurant sales:
     Food and beverage.......................................          82,236            71,635
     Labor...................................................         101,031            88,724
     Direct and occupancy....................................          78,946            66,367
     Pre-opening expense.....................................             750             1,167
                                                                  -------------     -------------
        Total cost of company restaurant sales...............         262,963           227,893
                                                                  -------------     -------------
Cost of other franchise income(a)............................             766               819
General and administrative expenses..........................          35,606            26,946
Amortization of intangible assets............................             204               228
Impairment and other restaurant closure costs................           1,600                --
Loss on disposition of property and equipment................             577               297
                                                                  -------------     -------------
Operating earnings...........................................          42,563            48,348
                                                                  -------------     -------------
Other income (expense):
     Investment income (expense).............................             745               (41)
     Interest expense........................................          (2,554)             (337)
     Other income............................................             136               435
                                                                  -------------     -------------
        Total other income (expense).........................          (1,673)               57
                                                                  -------------     -------------
Earnings before income taxes.................................          40,890            48,405
Income taxes(b)..............................................          13,739            16,748
                                                                  -------------     -------------
Net earnings.................................................       $  27,151         $  31,657
                                                                  =============     =============

Basic net earnings per common share..........................       $    0.37         $    0.39
                                                                  =============     =============
Diluted net earnings per common share........................       $    0.36         $    0.38
                                                                  =============     =============

Basic weighted average shares outstanding....................          74,147            80,705
                                                                  =============     =============
Diluted weighted average shares outstanding..................          75,281            82,375
                                                                  =============     =============


(a) The company recorded an expense of $0.5 million in the first quarter of 2006 to increase reserves for estimated insurance losses incurred by franchise participants of its captive insurance subsidiary that may not be recovered.
(b)  The effective income tax rate is currently  expected to be between 34.5 and
     35.0 percent for the full year. The first quarter tax rate was lower than the expected full year rate due to the resolution of a state tax matter and higher hourly employment tax credits.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment and other restaurant closure costs and stock-based compensation.
Impairment and other restaurant closure costs reflect the write-down of the carrying value of the property and equipment of two restaurants and remaining expense related to lease obligations for two stores that were closed in the first quarter.

The company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R") at the beginning of fiscal year 2006. SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of earnings based on fair value. The company adopted this accounting treatment using the modified prospective transition method; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

The company is using earnings before impairment and other restaurant closure costs and stock-based compensation as a key performance measure of results of operations for purposes of evaluating performance internally. In addition, the company's internal reporting and budgeting, as well as the calculation of its incentive compensation payments, includes the use of reported amounts excluding stock-based compensation. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment and other restaurant closure costs and stock-based compensation provides additional information to facilitate the comparison of past and present operations.

                                                                             13 Weeks Ended
                                                                     ------------------------------
                                                                        March 26,        March 27,
                                                                          2006             2005
                                                                     -------------    -------------
Impairment and other restaurant closure costs....................     $  (1,600)       $      --
Stock-based compensation(a)......................................        (6,165)            (496)
Income taxes.....................................................         2,726              172
                                                                     -------------    -------------
  Impairment and other restaurant closure costs and
     stock-based compensation, net of tax........................     $  (5,039)       $    (324)
                                                                     =============    =============

Diluted weighted average shares outstanding......................        75,281           82,375
                                                                     =============    =============

Diluted earnings per share impact of impairment and other
  restaurant closure costs and stock-based compensation..........     $   (0.07)       $      --
                                                                     =============    =============

Reconciliation of earnings before impairment and other
  restaurant closure costs and stock-based compensation
  to net earnings:
     Earnings before impairment and other restaurant closure
        costs and stock-based compensation.......................     $  32,190        $  31,981
     Impairment and other restaurant closure costs and
        stock-based compensation, net of tax.....................        (5,039)            (324)
                                                                     -------------    -------------
        Net earnings.............................................     $  27,151        $  31,657
                                                                     =============    =============

Reconciliation of earnings per share before impairment and
  other restaurant closure costs and stock-based
  compensation to reported earnings per share:
     Diluted earnings per share before impairment and other
        restaurant closure costs and stock-based compensation....     $    0.43        $    0.39
     Diluted earnings per share impact of impairment and other
        restaurant closure costs and stock-based compensation....         (0.07)              --
                                                                     -------------    -------------
        Reported diluted earnings per share......................     $    0.36        $    0.38
                                                                     =============    =============

(a) Stock-based compensation for the first quarter of 2006 includes $244 in cost of company restaurant sales and $5,921 in general and administrative expenses. Stock-based compensation for the first quarter of 2005 represents restricted stock expense which was included entirely in general and administrative expenses.

The following table contains information derived from the company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                                            13 Weeks Ended
                                                                   ---------------------------------
                                                                     March 26,          March 27,
                                                                        2006              2005
                                                                   ---------------   ---------------
Operating revenues:
     Company restaurant sales....................................        89.4%             88.8%
     Franchise royalties and fees................................        10.4              10.8
     Other franchise income......................................         0.1               0.3
                                                                   ---------------   ---------------
        Total operating revenues.................................       100.0%            100.0%
                                                                   ===============   ===============
Cost of sales (as a percentage of company restaurant sales):
     Food and beverage...........................................        26.7%             26.5%
     Labor.......................................................        32.8              32.8
     Direct and occupancy........................................        25.6              24.5
     Pre-opening expense.........................................         0.2               0.4
                                                                   ---------------   ---------------
        Total cost of sales......................................        85.4%             84.3%
                                                                   ===============   ===============

Cost of other franchise income (as a percentage of other
     franchise income)...........................................       172.1%             76.9%
General and administrative expenses..............................        10.3               8.8
Amortization of intangible assets................................         0.1               0.1
Impairment and other restaurant closure costs....................         0.5                --
Loss on disposition of property and equipment....................         0.2               0.1
                                                                   ---------------   ---------------
Operating earnings...............................................        12.4              15.9
                                                                   ---------------   ---------------
Other income (expense):
     Investment income...........................................         0.2                --
     Interest expense............................................        (0.7)             (0.1)
     Other income................................................          --               0.1
                                                                   ---------------   ---------------
        Total other income (expense).............................        (0.5)               --
                                                                   ---------------   ---------------
Earnings before income taxes.....................................        11.9              15.9
Income taxes.....................................................         4.0               5.5
                                                                   ---------------   ---------------
Net earnings.....................................................         7.9%             10.4%
                                                                   ===============   ===============


The  following  table  sets  forth  certain  financial   information  and  other
restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                                            13 Weeks Ended
                                                                   ---------------------------------
                                                                      March 26,         March 27,
                                                                        2006              2005
                                                                   ---------------   ---------------
Number of restaurants:
     Company:
         Beginning of period.....................................           486               424
         Restaurant openings.....................................             9                13
         Restaurant closings.....................................            (2)               --
         Restaurants acquired from franchisees...................             4                --
                                                                   ---------------   ---------------
         End of period...........................................           497               437
                                                                   ---------------   ---------------
     Franchise:
         Beginning of period.....................................         1,318             1,247
         Restaurant openings.....................................            20                13
         Restaurant closings.....................................            (2)               (3)
         Restaurants acquired from franchisees...................            (4)               --
                                                                   ---------------   ---------------
         End of period...........................................         1,332             1,257
                                                                   ---------------   ---------------
     Total:
         Beginning of period.....................................         1,804             1,671
         Restaurant openings.....................................            29                26
         Restaurant closings.....................................            (4)               (3)
                                                                   ---------------   ---------------
         End of period...........................................         1,829             1,694
                                                                   ===============   ===============
Weighted average weekly sales per restaurant:
         Company.................................................   $    48,087       $    48,193
         Domestic franchise......................................   $    53,622       $    51,973
         Domestic total..........................................   $    52,055       $    50,969
Change in comparable restaurant sales:(1)
         Company.................................................          1.2%              0.3%
         Domestic franchise......................................          3.1%              4.8%
         Domestic total..........................................          2.6%              3.7%
Total operating revenues (in thousands):
         Company restaurant sales................................   $   307,899       $   270,458
         Franchise royalties and fees(2).........................        35,935            33,008
         Other franchise income(3)...............................           445             1,065
                                                                   ---------------   ---------------
         Total...................................................   $   344,279       $   304,531
                                                                   ===============   ===============


     (1) When computing comparable restaurant sales, domestic restaurants open for at least 18 months are compared from period to period.
     (2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales (including international restaurants), in thousands, were $904,644 and $832,997 in the 2006 quarter and the 2005 quarter, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
     (3) Other franchise income includes revenue from information technology products and services provided to certain franchisees. In addition, the 2005 period includes insurance premiums from franchisee participation in our captive insurance program.


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)


                                                                                         March 26,        December 25,
                                                                                           2006               2005
                                                                                      --------------     -------------
                                     ASSETS
Current assets:
     Cash and cash equivalents...................................................      $    7,451         $   13,040
     Short-term investments, at market value.....................................             287                286
     Receivables, net of allowance...............................................          37,136             37,857
     Receivables related to captive insurance subsidiary.........................           1,403              1,712
     Inventories.................................................................          15,327             20,373
     Prepaid income taxes........................................................              54              3,488
     Prepaid and other current assets............................................          18,694             13,518
                                                                                      --------------     -------------
        Total current assets.....................................................          80,352             90,274
Property and equipment, net......................................................         607,668            590,593
Goodwill.........................................................................         139,111            138,443
Restricted assets related to captive insurance subsidiary........................          19,115             19,329
Other intangible assets, net.....................................................           7,988              8,050
Other assets, net................................................................          33,896             31,899
                                                                                      --------------     -------------
                                                                                       $  888,130         $  878,588
                                                                                      ==============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................      $      278         $      259
     Notes payable...............................................................              --              7,900
     Accounts payable............................................................          49,243             63,445
     Accrued expenses and other current liabilities..............................          80,070            100,995
     Loss reserve and unearned premiums related to captive insurance subsidiary..           8,870             10,235
     Accrued dividends...........................................................              --             14,840
     Accrued income taxes........................................................           4,190                 --
                                                                                      --------------     -------------
        Total current liabilities................................................         142,651            197,674
                                                                                      --------------     -------------
Non-current liabilities:
     Long-term debt, less current portion........................................         207,534            180,208
     Deferred income taxes.......................................................          36,369             37,722
     Other non-current liabilities...............................................          53,041             50,374
                                                                                      --------------     -------------
        Total non-current liabilities............................................         296,944            268,304
                                                                                      --------------     -------------
        Total liabilities........................................................         439,595            465,978
                                                                                      --------------     -------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share: authorized - 1,000,000 shares;
        no shares issued.........................................................              --                 --
     Common stock - par value $0.01 per share: authorized - 125,000,000 shares;
        issued - 108,503,243 shares..............................................           1,085              1,085
     Additional paid-in capital..................................................         242,049            234,988
     Unearned compensation.......................................................              --             (2,614)
     Retained earnings...........................................................         737,428            710,277
                                                                                      --------------     -------------
                                                                                          980,562            943,736
     Treasury stock - 34,041,590 shares in 2006 and 34,304,693 shares in 2005,
       at cost...................................................................        (532,027)          (531,126)
                                                                                      --------------     -------------
      Total stockholders' equity.................................................         448,535            412,610
                                                                                      --------------     -------------
                                                                                       $  888,130         $  878,588
                                                                                      ==============     =============


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)


                                                                                     13 Weeks Ended
                                                                             --------------------------------
                                                                               March 26,          March 27,
                                                                                 2006               2005
                                                                             -------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings.......................................................       $  27,151         $  31,657
     Adjustments to reconcile net earnings to net
        cash provided by operating activities:
        Depreciation and amortization...................................          15,361            12,531
        Amortization of intangible assets...............................             204               228
        Stock-based compensation........................................           6,165               496
        Other amortization..............................................              45                63
        Deferred income tax provision...................................           1,278             1,659
        Impairment and other restaurant closure costs...................           1,600                --
        Loss on disposition of property and equipment...................             577               297
        Income tax benefit from stock-based compensation................           1,005             2,638
     Changes in assets and liabilities (exclusive of effects of acquisitions):
        Receivables.....................................................             718            (4,560)
        Receivables related to captive insurance subsidiary.............             309            (1,597)
        Inventories.....................................................           5,104             7,181
        Income taxes....................................................           7,624            12,917
        Prepaid and other current assets................................          (7,794)           (2,050)
        Accounts payable................................................          (9,750)           (8,019)
        Accrued expenses and other current liabilities..................         (21,146)           (5,887)
        Loss reserve and unearned premiums related to captive
          insurance subsidiary..........................................          (1,365)            3,031
        Other non-current liabilities...................................              23                 6
        Other ..........................................................            (191)             (282)
                                                                             -------------     --------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES.......................          26,918            50,309
                                                                             -------------     --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment................................         (30,968)          (24,619)
     Restricted assets related to captive insurance subsidiary..........             214              (776)
     Acquisition of restaurants.........................................          (7,962)           (5,742)
                                                                             -------------     --------------
        NET CASH USED BY INVESTING ACTIVITIES...........................         (38,716)          (31,137)
                                                                             -------------     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Purchases of treasury stock........................................          (5,171)          (18,657)
     Dividends paid.....................................................         (14,840)           (4,867)
     Issuance of common stock upon exercise of stock options............           5,075             6,927
     Shares issued under employee benefit plans.........................           1,020             1,027
     Excess tax benefits from stock-based compensation..................             680                --
     Net debt proceeds (payments).......................................          19,445            (8,049)
                                                                             -------------     --------------
        NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES................           6,209           (23,619)
                                                                             -------------     --------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...............................          (5,589)           (4,447)
CASH AND CASH EQUIVALENTS, beginning of period..........................          13,040            10,642
                                                                             -------------     --------------
CASH AND CASH EQUIVALENTS, end of period................................       $   7,451         $   6,195
                                                                             =============     ==============

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